Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Second-quarter Financial Results

Manufacturing efficiencies and savings initiatives
partially offset lingering sluggish demand;
Company updates full-year 2014 outlook

MANITOWOC, Wis. - July 30, 2014 - The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $1.013 billion for the second quarter of 2014, a decrease of 2.3 percent compared to sales of $1.037 billion in the second quarter of 2013. During the quarter, the Foodservice segment had a sales increase of 4.4 percent, which was offset by the 6.4 percent decrease in Crane segment sales.
On a GAAP basis, the company reported net earnings of $46.6 million, or $0.34 per diluted share, in the second quarter versus earnings of $57.6 million, or $0.43 per diluted share, in the second quarter of 2013. Contributing to the year-over-year decline in net earnings is the provision for income taxes of $19.2 million that is more than double the $9.3 million tax expense incurred in the second quarter of 2013 which significantly benefited from discrete items during the period. Excluding special items, the adjusted earnings from continuing operations was $47.8 million, or $0.35 per diluted share in the second quarter of 2014, versus adjusted earnings of $63.0 million, or $0.47 per diluted share in the second quarter of 2013. A reconciliation of GAAP net earnings to net earnings before special items for the quarter is provided later in this press release.
“Our results for the quarter fell short of our expectations with disappointing top-line performance in Cranes driven by uncertainty spanning certain end markets, as well as limited margin expansion in Foodservice. However, our ability to react swiftly, maintain responsive cost controls, and enhance our operational efficiencies should help mitigate the impact on our overall profitability for the year,” commented Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “We are committed to executing our strategies across the enterprise, in spite of some of the challenges we faced in the first half of the year. The strength of our product offerings, as well as our commitment to innovation, product quality, and reliability should enable us to drive long-term profitable growth as the markets improve.”
Foodservice Segment Results
Second-quarter 2014 net sales in the Foodservice segment were $406.7 million, up 4.4 percent from $389.7 million in the second quarter of 2013. The increase was driven by a new product rollout in the EMEA region boosted by brisk sales of hot holding, ice, and beverage equipment in the Americas.

Foodservice operating earnings for the second quarter of 2014 were $65.9 million, up 4.6 percent versus $63.0 million for the second quarter of 2013. This resulted in a Foodservice segment operating margin of 16.2 percent for the second quarter of 2014, which matches the prior-year quarter. The year-over-year increase in operating earnings was driven by operating efficiencies from key manufacturing strategies that were largely offset by an unfavorable product mix and a lag in the company’s Americas ovens consolidation.
“We successfully generated sales growth within our Foodservice segment driven by our ability to deliver innovative technologies, coupled with our ongoing focus on customers. During the quarter, we completed the successful rollout of blended beverage equipment in EMEA and a hot holding rollout in the United States, while expanding the penetration and success of our KitchenCare aftermarket services offering. Despite flat operating margins, we made significant strides in realigning the business in such a way that we expect to deliver superior performance over the long-term,” Tellock stated.
Crane Segment Results
Second-quarter 2014 net sales in the Crane segment were $606.1 million, versus $647.4 million in the second quarter of 2013. The decline in sales is due to volume decreases that were most pronounced in the boom truck and rough-terrain product categories.
Crane segment operating earnings for the second quarter of 2014 were $54.4 million, down from $70.0 million in the same period last year. This resulted in an operating margin of 9.0 percent for the second quarter of 2014 versus 10.8 percent for the second quarter of 2013. Second-quarter 2014 margins were affected by lower sales volume that was only partially offset by ongoing operational efficiencies.
Crane segment backlog totaled $728 million as of June 30, 2014, a decrease of $114 million, or 14 percent, from the first quarter 2014. Second-quarter 2014 orders of $491 million were 19 percent lower than the second quarter of 2013, representing a book-to-bill of 0.8 times. However, first-half 2014 orders were six percent higher than the first half of 2013.
Tellock continued, “During the second quarter, our Crane segment orders were impacted by prolonged economic pressures from the North American boom truck and rough-terrain crane markets, limited activity in Latin America and the Greater Asia/ Pacific region, plus ongoing project delays in Russia. Our initiatives around Lean, quality, procurement, and productivity improvements partially offset the negative impact of lower absorption and volume. Looking ahead, there is significant room for improvement, and we remain confident with our strategies to realize the tangible market opportunities that are developing.”
Cash Flow
Cash flow provided from operating activities from continuing operations in the second quarter of 2014 was $72.5 million, driven by cash from profitability and partially offset by seasonal working capital requirements in both segments. Use of cash in the first half of the year was consistent with the normal seasonal pattern for the company. Second-quarter capital expenditures totaled $18.3 million.
2014 Guidance
Based on year-to-date results, the company is lowering its guidance for Crane segment revenue and Foodservice operating margins, as well as its full-year effective tax rate and amortization of deferred financing fees, while reaffirming all other key full-year financial metrics.

For the full-year 2014, Manitowoc now expects:
■ Crane revenue - flat to slightly down
■ Crane operating margins - high single-digit percentage
■ Foodservice revenue - mid single-digit percentage growth
■ Foodservice operating margins - mid-teens percentages
■ Capital expenditures - approximately $90 million
■ Depreciation & amortization - approximately $120 million
■ Interest expense - less than $100 million
■ Amortization of deferred financing fees - less than $5 million
■ Total leverage - below 3x Debt-to-EBITDA
■ Effective tax rate in the mid-teens percent range driven by expected 3rd quarter discrete items

Investor Conference Call
On July 31 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its second-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.
About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manu-facturer with over 100 manufacturing, distribution, and service facilities in 24 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world’s leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In 2013, Manitowoc’s revenues totaled $4.0 billion, with more than half of these revenues generated outside of the United States.
Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•
foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•	efficiencies and capacity utilization of facilities;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated issues associated with the resolution or settlement of uncertain tax positions, including unfavorable settlement of a tax matter with the IRS related to the 2008 and 2009 calendar years;

•	unanticipated changes in the capital and financial markets;

•	risks related to actions of activist shareholders;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
For more information:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Six Months Ended June 30, 2014 and 2013
(In millions, except share data)
INCOME STATEMENT

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013*	2014	2013*
Net sales	$1,012.8	$1,037.1	$1,862.8	$1,931.7
Cost of sales	740.5	761.1	1,363.4	1,433.6
Gross profit	272.3	276.0	499.4	498.1
Engineering, selling and administrative expenses	167.0	159.5	329.7	316.1
Restructuring expense	1.0	0.9	3.0	1.2
Amortization expense	8.8	8.9	17.6	17.9
Other	0.1	—	0.1	0.3
Operating earnings	95.4	106.7	149.0	162.6
Amortization of deferred financing fees	(1.1)	(1.7)	(2.3)	(3.5)
Interest expense	(25.1)	(32.2)	(44.4)	(65.2)
Loss on debt extinguishment	—	—	(25.3)	(0.4)
Other (expense) income - net	(3.1)	(1.4)	(2.3)	0.2
Earnings from continuing operations before taxes on income	66.1	71.4	74.7	93.7
Provision for taxes on income	19.2	9.3	21.8	17.8
Earnings from continuing operations	46.9	62.1	52.9	75.9
Discontinued operations:
Loss from discontinued operations, net of income taxes	(0.3)	(7.6)	(1.3)	(11.7)
Loss on sale of discontinued operations, net of income taxes	—	—	(9.9)	(1.6)
Net earnings	46.6	54.5	41.7	62.6
Less: net (loss) earnings attributable to noncontrolling interests	—	(3.1)	3.9	(5.4)
Net earnings attributable to Manitowoc	$46.6	$57.6	$37.8	$68.0
Amounts attributable to the Manitowoc common shareholders:
Earnings from continuing operations	$46.9	$62.4	$48.6	$76.5
Loss from discontinued operations, net of income taxes	(0.3)	(4.8)	(0.9)	(6.9)
Loss on sale of discontinued operations, net of income taxes	—	—	(9.9)	(1.6)
Net earnings attributable to Manitowoc	$46.6	$57.6	$37.8	$68.0
BASIC EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.35	$0.47	$0.36	$0.58
Loss from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	(0.04)	(0.01)	(0.05)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	(0.07)	(0.01)
BASIC EARNINGS PER SHARE	$0.35	$0.43	$0.28	$0.51
DILUTED EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.34	$0.46	$0.35	$0.57
Loss from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	(0.04)	(0.01)	(0.05)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	(0.07)	(0.01)
DILUTED EARNINGS PER SHARE	$0.34	$0.43	$0.28	$0.50
AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	134,990,382	132,999,781	134,590,994	132,655,172
Average Shares Outstanding - Diluted	137,426,642	135,112,730	137,420,479	135,029,444

SEGMENT SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013*	2014	2013*
Net sales from continuing operations:
Cranes and related products	$606.1	$647.4	$1,072.8	$1,191.4
Foodservice equipment	406.7	389.7	790.0	740.3
Total	$1,012.8	$1,037.1	$1,862.8	$1,931.7
Operating earnings (loss) from continuing operations:
Cranes and related products	$54.4	$70.0	$77.0	$104.9
Foodservice equipment	65.9	63.0	123.8	112.1
General corporate expense	(15.0)	(16.5)	(31.1)	(35.0)
Restructuring expense	(1.0)	(0.9)	(3.0)	(1.2)
Amortization	(8.8)	(8.9)	(17.6)	(17.9)
Other	(0.1)	—	(0.1)	(0.3)
Total	$95.4	$106.7	$149.0	$162.6
* Results have been prepared with the Manitowoc Dong Yue business treated as a discontinued operation.

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Six Months Ended June 30, 2014 and 2013
(In millions)

BALANCE SHEET

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$103.5	$54.9
Restricted cash	25.8	12.8
Accounts receivable - net	316.9	255.5
Inventories - net	830.9	720.8
Deferred income taxes	88.8	89.9
Other current assets	126.2	113.9
Current assets of discontinued operation	—	15.1
Total current assets	1,492.1	1,262.9
Property, plant and equipment - net	601.6	578.8
Intangible assets - net	1,967.4	1,984.8
Other long-term assets	126.7	126.8
Long-term assets of discontinued operation	—	23.3
TOTAL ASSETS	$4,187.8	$3,976.6
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$840.6	$935.6
Short-term borrowings	74.7	22.7
Customer advances	27.0	34.9
Product warranties	78.9	81.1
Product liabilities	26.1	25.0
Current liabilities of discontinued operation	—	26.1
Total current liabilities	1,047.3	1,125.4
Long-term debt	1,747.0	1,504.1
Other non-current liabilities	548.1	562.6
Long-term liabilities of discontinued operation	—	2.2
Stockholders’ equity	845.4	782.3
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,187.8	$3,976.6

CASH FLOW SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013*	2014	2013*
Net earnings attributable to Manitowoc	$46.6	$57.6	$37.8	$68.0
Non-cash adjustments	28.2	39.0	70.7	78.2
Changes in operating assets and liabilities	(2.3)	(48.6)	(300.6)	(201.1)
Net cash provided from (used for) operating activities of continuing operations	72.5	48.0	(192.1)	(54.9)
Net cash used for operating activities of discontinued operations	(0.3)	(2.4)	(7.1)	(7.5)
Net cash provided from (used for) operating activities	72.2	45.6	(199.2)	(62.4)
Capital expenditures	(18.3)	(25.6)	(35.0)	(46.5)
Restricted cash	—	0.3	(13.2)	(0.2)
Proceeds from sale of business	—	—	—	39.2
Proceeds from sale of fixed assets	1.1	0.4	2.1	0.9
Net cash used for investing activities of discontinued operations	—	(0.2)	—	(0.4)
(Payments) proceeds from borrowings - net	(27.8)	(44.7)	296.1	84.6
(Payments) proceeds from receivable financing - net	(5.4)	16.6	(12.6)	2.3
Stock options exercised	2.9	0.2	22.8	2.9
Debt issuance costs	—	—	(4.9)	—
Net cash used for financing activities of discontinued operations	—	—	(7.2)	—
Effect of exchange rate changes on cash	—	(2.0)	(0.3)	(2.0)
Net increase (decrease) in cash & cash equivalents	$24.7	$(9.4)	$48.6	$18.4

* Results have been prepared with the Manitowoc Dong Yue business treated as a discontinued operation.

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of June 30, 2014 was $449.5 million. The reconciliation of net income attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

Net income attributable to Manitowoc	$111.6
Loss from discontinued operations	4.3
Loss on sale of discontinued operations	11.0
Depreciation and amortization	98.9
Interest expense and amortization of deferred financing fees	113.4
Costs due to early extinguishment of debt	27.9
Restructuring charges	6.6
Income taxes	40.1
Forgiveness of loan to Manitowoc Dong Yue	39.9
Other	(4.2)
Adjusted EBITDA	$449.5

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013*	2014	2013*
Net earnings attributable to Manitowoc	$46.6	$57.6	$37.8	$68.0
Special items, net of tax:
Loss from discontinued operations	0.3	4.8	0.9	6.9
Loss on sale of discontinued operations	—	—	9.9	1.6
Early extinguishment of debt	—	—	16.4	0.3
Restructuring expense	0.9	0.6	2.2	0.9
Forgiveness of loan to Manitowoc Dong Yue	—	—	4.3	—
Net earnings before special items	$47.8	$63.0	$71.5	$77.7

Diluted earnings per share	$0.34	$0.43	$0.28	$0.50
Special items, net of tax:
Loss from discontinued operations	—	0.04	0.01	0.05
Loss on sale of discontinued operations	—	—	0.07	0.01
Early extinguishment of debt	—	—	0.12	—
Restructuring expense	0.01	—	0.02	0.01
Forgiveness of loan to Manitowoc Dong Yue	—	—	0.03	—
Diluted earnings per share before special items	$0.35	$0.47	$0.52	$0.58

* Results have been prepared with the Manitowoc Dong Yue business treated as a discontinued operation.